UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 29, 2008
Date of Report (Date of earliest event reported)

BLACKSTONE LAKE MINERALS INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51261	20-1147435
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

#205-1480 Gulf Road
Point Roberts, WA		98281
(Address of principal executive offices)		(Zip Code)

(360) 927-7354
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5 – REGISTRARNT’S BUSINESS AND OPERATIONS

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 29, 2008, Rolf Horchler resigned as the Chief Executive Officer, Chief Financial Officer, President and sole director of Blackstone Lake Minerals Inc. (the “Company”). Replacing Mr. Horchler as the Company’s Chief Executive Officer, Chief Financial Officer, President and sole director was Dr. Rudolf Mauer. There was no disagreement between the Company and Mr. Horchler regarding any matter relating to the Company’s operations, policies or practices.

Dr. Mauer, a geological consultant, graduated in 1983 from the Free University of Berlin with a Diploma in Geology/Palaeontology, and in 1990 earned his Doctorate of Natural Sciences from the Technical University of Berlin. Dr. Mauer has worked in the mineral exploration industry for close to 20 years, and has participated in numerous mineral projects in areas such as Africa, South America and Central America as Chief Geologist, Mining and Geological Advisor, and Director of Exploration Operations. Based in Hanover, Germany, Dr. Mauer is an active member of the German Association of Geologists, Geophysicists, and Mineralogists (BDG), the European Federation of Geologists (EFG) and the Asociación de Geólogos y Profesiones Afinas (ANGPA), Nicaragua, Centroamérica.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE LAKE MINERALS INC.

Date: March 05, 2008
	By:	/s/ Dr. Rudolf Mauer

		Name:	Rudolf Mauer
		Title:	President, Chief Executive Officer and
Chief Financial Officer